UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

GAXOS.AI INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41620	87-3288897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

101 Eisenhower Pkwy, Suite 300,

Roseland, NJ 07068

(Address of principal executive offices, including ZIP code)

(973) 275-7428

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001	GXAI	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2024, Gaxos.ai Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors 1,449,277 shares (the “Shares”) of common stock of the Company (the “Common Stock”) at a purchase price of $3.45 per share (the “Registered Direct Offering”). The shares of Common Stock were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-283758), which was declared effective by the Securities and Exchange Commission on December 18, 2024.

Concurrently with the sale of Common Stock pursuant to the Purchase Agreement, in a private placement, for each share of Common Stock purchased by the investors, such investors will receive from the Company an unregistered warrant (the “Warrant”) to purchase one share of Common Stock (the “Private Placement” and together with the “Registered Direct”, the “Offerings”). The Warrants have an exercise price of $3.32 per share, and are exercisable immediately upon issuance for a three-year period.

The closing of the sales of these securities under the Purchase Agreement is expected to take place on December 20, 2024, subject to the satisfaction of customary closing conditions.

The net proceeds from the Offerings are expected to be approximately $4.4 million, after deducting Placement Agent (as defined herein) fees and offering expenses payable by the Company. The Company intends to use the net proceeds from the Offerings for general corporate purposes, which may include working capital and capital expenditures.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On September 20, 2024, the Company entered into an engagement agreement with H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offerings. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds raised in the Offerings, a management fee equal to 1.0% of the gross proceeds raised in the Offerings, $60,000 for non-accountable expenses and $15,950 for clearing fees. The Company also agreed to issue the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase up to 7.5% of the aggregate number of shares of Common Stock sold in the Registered Direct Offering, or warrants to purchase up to 108,696 shares of Common Stock, at an exercise price equal to 125.0% of the offering price per share of Common Stock, or $4.3125 per share. The Placement Agent Warrant are exercisable immediately upon issuance for a period of three years from the date of issuance. In addition, the Company has agreed to pay the Placement Agent, if and when exercised, a cash fee equal to 7.5% of the aggregate gross exercise price paid in cash with respect to the exercise of the Warrants, a management fee equal to 1.0% of the aggregate gross exercise price paid in cash with respect to the exercise of the Warrants and issue to the Placement Agent (or its designees) warrants to purchase common stock representing 7.5% of the shares of common stock underlying the Warrants that have been exercised.

Pursuant to the terms of the Purchase Agreement and subject to certain limited exceptions as set forth in the Purchase Agreement, from the date of the Purchase Agreement until 30 days after the closing date, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. Furthermore, until the one year from the closing date of the Offerings, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain limited exceptions. In addition, pursuant to the Purchase Agreement, the Company agreed to file a registration statement as soon as practicable (but in any event within 30 days from the date of the Purchase Agreement) to register for resale the shares of common stock issuable upon exercise of the Warrants and to use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days following the closing date of the Offerings.

The foregoing descriptions of Warrant, Placement Agent Warrant and Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Warrant, form of Placement Agent Warrant, and form of Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the shares of common stock issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Warrants, the Placement Agent Warrants and the shares of common stock issuable upon exercise of the Warrants and Placement Agent Warrants have not been registered under the Securities Act or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On December 19, 2024, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement
99.1	Press release dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2024	GAXOS.AI INC.

/s/ Vadim Mats
Vadim Mats
Chief Executive Officer